Exhibit 99.1

MeridianLink Announces Chief Financial Officer Transition

Costa Mesa, Calif., March 18, 2024 – MeridianLink, Inc.® (NYSE: MLNK), a leading provider of modern software platforms for financial institutions and consumer reporting agencies, today announced that Sean Blitchok will step down as its chief financial officer (CFO) on April 1, with Larry Katz joining the organization on that day as its new CFO and member of its board of directors. Mr. Blitchok will maintain an advisory role with the Company through Sept. 30, 2024.

“The team and I would like to thank Sean for helping to lead the Company through a time of transformation as we strategically invested in the way we scale into our next chapter of growth,” said Nicolaas Vlok, CEO of MeridianLink. “His people-first approach to leadership will be felt for years to come, and we are grateful for his service. As the Company focuses on accelerating our strategic initiatives, we are excited to welcome Larry. I am confident in his proven ability as CFO to manage companies through pivotal moments and markets, all while driving growth, profitability, and value creation.”

Mr. Katz is an accomplished global executive with demonstrated success leading transformation at scale in financial services and technology organizations. He has served in various leadership positions, including CFO roles, at both private and public companies. His experience spans companies including StubHub, Genesys, JPMorgan Chase & Co., and The Walt Disney Company.

“MeridianLink’s solid growth is a testament to its market leadership, valuable product offerings, and dynamic culture, and I am pleased to join the team at this time to help accelerate its success,” said Katz. “As a data-driven leader, I have been fortunate to work with organizations during key moments of change, leveraging insights to effect positive outcomes, delivering increased margins, completing strategic acquisitions, and driving innovation in challenging markets. I’m confident that many opportunities lie ahead for the Company as we focus on helping our customers meet their digital transformation goals.”

Mr. Katz brings three decades of experience to the role, with a successful record as a C-suite executive, operating partner, and strategic CFO. Prior to joining MeridianLink, he served as an independent consultant and senior advisor to various private equity firms. Before that, he was a partner at WestCap, a strategic operating and investing firm. Mr. Katz acted as treasurer at StubHub, a secondary marketplace for live event ticketing, and then acted as its chief financial officer. He served as chief financial officer of Genesys, a global cloud leader in AI-powered experience orchestration. Before joining Genesys, Mr. Katz spent 15 years at JPMorgan Chase & Co. and held various executive leadership positions spanning diverse business units and functions. He began his career at The Walt Disney Company in its Strategic Planning group.

Mr. Katz previously served on the board of directors and as chair of the audit committee for Stratim Cloud Acquisition Corp. He holds a B.A. in political science from Yale University and an M.B.A. from Harvard Business School.

“We are thrilled to welcome Larry as an extremely accomplished executive and business leader to MeridianLink,” said Edward H. McDermott, MeridianLink’s chair of the board. “His expertise, broad capabilities, and record of successfully delivering on bold business initiatives will be a terrific addition to our Company as we work to create even more ways for our customers to power life’s important financial moments.”

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ABOUT MERIDIANLINK

MeridianLink® (NYSE: MLNK) empowers financial institutions and consumer reporting agencies to drive efficient growth. MeridianLink’s cloud-based digital lending, account opening, background screening, and data verification solutions leverage shared intelligence from a unified data platform, MeridianLink® One, to enable customers of all sizes to identify growth opportunities, effectively scale up, and support compliance efforts, all while powering an enhanced experience for staff and consumers alike.

For more than 25 years, MeridianLink has prioritized the democratization of lending for consumers, businesses, and communities. Learn more at www.meridianlink.com.

Forward-Looking Statements

This release contains statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding our chief financial officer transition, director appointments, and leadership plans, our strategy, our future financial and operational performance, our strategic initiatives, our market size and growth opportunities, and objectives of management. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to our business and industry, as well as those set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the year ended December 31, 2023, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

PRESS CONTACT
Becky Frost
(714) 784-5839
media@meridianlink.com

INVESTOR RELATIONS CONTACT
Gianna Rotellini
(714) 332-6357
InvestorRelations@meridianlink.com